Rule 424(b(3)
                                                   Registration Number 333-88011


                            Prospectus SUPPLEMENT to
                        Prospectus dated November 9, 1999

                             Wild Oats Markets, Inc.
                                  Common Stock

The Prospectus dated November 9, 1999, is supplemented as follows:

Additional Selling Stockholders. The following table sets forth certain information with respect to the beneficial ownership of the common stock as of September 27, 2000, by each additional selling stockholder. These selling stockholders are donees of certain selling stockholders identified in the Prospectus.


                                                                   Beneficial          Number
                                                                   Ownership         Of Shares          Beneficial
                                                                     Prior             To be            Ownership
                                                                     to the          Registered           After
Name                                                                Offering      in the Offering      the Offering
Betty M. Manhardt-Bobick....................................          1,000             1,000                0
Boney Charitable Remainder Unitrust.........................          8,715             8,715                0
Robert L. and Katherine M. Boney............................         23,151            23,151                0
Shon A. Boney...............................................         32,688            32,688                0
Sally Kettering.............................................         32,688            32,688                0


          The date of this Prospectus Supplement is September 27, 2000